UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010

MICROHELIX, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  503-419-3564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 15, 2010, microHelix, Inc. ("microHelix" or the "Company") entered into agreements pursuant to which it may borrow up to a maximum of $500,000 from Aequitas Commercial Finance, LLC ("ACF").  Upon execution of the agreements, microHelix borrowed $30,000.  The promissory note is described in Item 2.03 below.  The other agreements are as follows:

1.	Commercial Security Agreement ("Security Agreement") dated January 15, 2010 among microHelix, Inc., WS Technologies LLC and Aequitas Commercial Finance, LLC.

Under the Security Agreement, each of microHelix and its subsidiary WS Technologies LLC ("WS Technologies") grants a security interest in substantially all of its assets to ACF as security for all indebtedness owed to ACF.  The Security Agreement also secures all debts and liabilities of microHelix and WS Technologies to ACF or its affiliates other than under the Note (as defined below), including any claims by ACF and its affiliates against microHelix and WS Technologies.  A payment default, a default under any other agreement between microHelix and ACF or a default by microHelix under any third party agreement that may materially affect the ability of microHelix or WS Technologies to repay the Note, among other things, constitutes a default under the Security Agreement.  Upon default, ACF has all rights and remedies available to creditors under the Oregon Uniform Commercial Code, as well as the specific remedies described in the Security Agreement.

2.	Subordination Agreement ("Subordination Agreement") dated January 15, 2010 among microHelix, Inc., Aequitas Commercial Finance, LLC, Aequitas Capital Management, Inc. and MH Financial Associates, LLC.

Under the Subordination Agreement, Aequitas Capital Management, Inc. ("ACM") and MH Financial Associates, LLC ("MH Financial") each agree to subordinate the indebtedness owed by microHelix to ACM and MH Financial to the indebtedness owed by microHelix to ACF.

ACF is an affiliate of Aequitas Catalyst Fund, LLC, MH Financial and ACM, three of the Company's largest shareholders.  The Company's President and Chief Executive Officer and Chairman of the Board of Directors, Thomas Sidley, is an affiliate of ACM.  The Company's Chief Financial Officer, Patricia Brown, Secretary, Brian Oliver, and other member of the Board of Directors, Donald Megrath, are all affiliates of ACM.

The Security Agreement and the Subordination Agreement are exhibits to this Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2010, microHelix executed a Promissory Note (the "Note") under which it may borrow up to $500,000 from ACF. Upon execution of the Note, microHelix borrowed $30,000.  Interest on the principal amount outstanding under the Note accrues at an annual rate of 8%.  microHelix will use the proceeds from the Note for working capital, including the business conducted by its subsidiary WS Technologies.  All amounts outstanding under the Note are due on the earliest of:  (a) March 31, 2010, (b) a sale of all or substantially all of the assets of microHelix or WS Technologies, or (c) the transfer of ownership or beneficial interest, by merger or otherwise, of 50% or more of the stock of microHelix or 25% or more of the membership interests of WS Technologies.  The Note is secured by a lien against substantially all of the assets of microHelix and WS Technologies pursuant to the terms of the Commercial Security Agreement described in Item 1.01 above.  In the event of default by microHelix, ACF may accelerate the entire amount owed under the Note.

The Note is an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as an exhibit to this Form 8-K:

10.1	Promissory Note dated January 15, 2010 between microHelix, Inc. and Aequitas Commercial Finance, LLC

10.2	Commercial Security Agreement dated January 15, 2010 among microHelix, Inc., WS Technologies LLC and Aequitas Commercial Finance, LLC

10.3	Subordination Agreement dated January 15, 2010 among microHelix, Inc., Aequitas Commercial Finance, LLC, Aequitas Capital Management, Inc. and MH Financial Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: January 22, 2010
/s/ Thomas A. Sidley
Thomas A. Sidley
President and Chief Executive Officer